[TO BE PRINTED ON LATHAM & WATKINS LETTERHEAD]


                                 June 17, 1999


First Washington Realty Trust, Inc.
4350 East/West Highway, Suite 400
Bethesda, MD 20814

                           Re:      Federal Income Tax Consequences

Ladies and Gentlemen:

                  We have acted as tax counsel to First Washington Realty Trust, Inc., a Maryland corporation (the "Company"), in connection with its issuance of up to 462,271 shares of common stock of the Company pursuant to a registration statement on Form S-3 under the Securities Act of 1933, as amended, filed with the Securities and Exchange Commission on June 17, 1999 (and as so amended as of the time it becomes effective) (the "Registration Statement").

                  You have requested our opinion concerning certain of the federal income tax consequences to the Company in connection with the issuance described above. This opinion is based on various facts and assumptions, including the facts set forth in the Registration Statement concerning the business, properties and governing documents of the Company and First Washington Realty Limited Partnership (the "Operating Partnership"). We have also been furnished with, and with your consent have relied upon, certain representations made by the Company and the Operating Partnership with respect to certain factual matters through a certificate of an officer of the Company (the "Officer's Certificate").

                  In our capacity as tax counsel to the Company, we have made such legal and factual examinations and inquiries, including an examination of originals or copies certified or otherwise identified to our satisfaction of such documents, corporate records and other instruments as we have deemed necessary or appropriate for purposes of this opinion. For the purposes of our opinion, we have not made an independent investigation, or audit of the facts set forth in the above referenced documents or in the Officer's Certificate.

                  In our examination, we have assumed the authenticity of all documents submitted to us as originals, the genuineness of all signatures thereon, the legal capacity of natural persons executing such documents and the conformity to authentic original documents of all documents submitted to us as copies.

                  We are opining herein as to the effect on the subject transaction only of the federal income tax laws of the United States and we express no opinion with respect to the applicability thereto, or the effect thereon, of other federal laws, the laws of any state or other jurisdiction or as to any matters of municipal law or the laws of any other local agencies within any state.

                  Based on such facts, assumptions and representations and subject to the limitations set forth in the Registration Statement, the statements in the Registration Statement set forth under the caption "Federal Income Tax Consequences" are the opinion of Latham & Watkins as the material federal income tax consequences relevant to purchasers of the Company's common stock. No opinion is expressed as to any matter not discussed herein.

                  This opinion is rendered to you as of the date of this letter, and we undertake no obligation to update this opinion subsequent to the date hereof. This opinion is based on various statutory provisions, regulations promulgated thereunder and interpretations thereof by the Internal Revenue Service and the courts having jurisdiction over such matters, all of which are subject to change either prospectively or retroactively. Also, any variation or difference in the facts from those set forth in the Registration Statement or the Officer's Certificate may affect the conclusions stated herein. Moreover, the Company's


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First Washington Realty Trust, Inc.
June 17, 1999
Page 2

qualification and taxation as a real estate investment trust depends upon the Company's ability to meet, through actual annual operating results, asset diversification, distribution levels and diversity of stock ownership, the various qualification tests imposed under the Code, the results of which have not been and will not be reviewed by Latham & Watkins. Accordingly, no assurance can be given that the actual results of the Company's operation for any one taxable year will satisfy such requirements.




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First Washington Realty Trust, Inc.
June 17, 1999
Page 3


                  Except as provided below, this opinion is rendered only to you, and is for your use in connection with the issuance of common stock by the Company pursuant to the Registration Statement. This opinion may not be relied upon by you for any other purpose, or furnished to, quoted to, or relied upon by any other person, firm or corporation, for any purpose, without our prior written consent, except that this opinion may be relied upon by the investors who purchase common stock of the Company pursuant to the Registration Statement. We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name under the caption "Legal Matters" in the Registration Statement.

                                       Very truly yours,



                                        LATHAM & WATKINS